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                                                                EXHIBIT 4-17


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                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of _______ __, 199_

                                    between

                                MCN CORPORATION,

                                   AS ISSUER

                                      and

                                   NBD BANK

                                   AS TRUSTEE


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                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
                                  ARTICLE I
                                  DEFINITIONS


SECTION 1.1.  Definition of Terms . . . . . . . . . . . . . . . .   2

                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES


SECTION 2.1.  Designation and Principal Amount  . . . . . . . . .   4
SECTION 2.2.  Maturity  . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.3.  Form and Payment  . . . . . . . . . . . . . . . . .   4
SECTION 2.4.  Global Debenture  . . . . . . . . . . . . . . . . .   5
SECTION 2.5.  Interest  . . . . . . . . . . . . . . . . . . . . .   7

                                 ARTICLE III
                         REDEMPTION OF THE DEBENTURES


SECTION 3.1.  Special Event Redemption  . . . . . . . . . . . . .   8
SECTION 3.2.  Optional Redemption by Company  . . . . . . . . . .   9
SECTION 3.3.  No Sinking Fund . . . . . . . . . . . . . . . . . .  10

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD


SECTION 4.1.  Extension of Interest Payment Period  . . . . . . .  10
SECTION 4.2.  Notice of Extension . . . . . . . . . . . . . . . .  11
SECTION 4.3.  Limitation of Transactions  . . . . . . . . . . . .  12

                                  ARTICLE V
                                   EXPENSES


SECTION 5.1.  Payment of Expenses . . . . . . . . . . . . . . . .  13
SECTION 5.2   Payment Upon Resignation or Removal . . . . . . . .  14

                                  ARTICLE VI
                                SUBORDINATION

SECTION 6.1. Notice by the Company  . . . . . . . . . . . . . . .  14

                                 ARTICLE VII
                         COVENANT TO LIST ON EXCHANGE


SECTION 7.1.  Listing on an Exchange  . . . . . . . . . . . . . .  17



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                                  ARTICLE VIII
                               FORM OF DEBENTURE

                                                                Page
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SECTION 8.1.  Form of Debenture  . . . . . . . . . . . . . . .   17

                                  ARTICLE IX
                         ORIGINAL ISSUE OF DEBENTURES


SECTION 9.1.  Original Issue of Debentures . . . . . . . . . .   28

                                  ARTICLE X
                                MISCELLANEOUS


SECTION 10.1.  Ratification of Indenture . . . . . . . . . . .   28
SECTION 10.2.  Trustee Not Responsible for Recitals  . . . . .   29
SECTION 10.3.  Governing Law . . . . . . . . . . . . . . . . .   29
SECTION 10.4.  Separability  . . . . . . . . . . . . . . . . .   29
SECTION 10.5.  Counterparts  . . . . . . . . . . . . . . . . .   29



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     FIRST SUPPLEMENTAL INDENTURE, dated as of ____________, 199__ (the "First
Supplemental Indenture"), between MCN Corporation, a corporation duly organized and existing under the laws of the State of Michigan, having its principal office at 500 Griswold Street, Detroit, Michigan 48226, (the "Company"), and NBD Bank as trustee (the "Trustee").

     WHEREAS, the Company executed and delivered the indenture dated as of September 1, 1994 (the "Indenture"), to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its ___% Junior Subordinated Debentures due _________ (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

     WHEREAS, MCN Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public $___ million aggregate liquidation amount of its ___% Trust Originated Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $___ million aggregate liquidation amount of its ___% Trust Originated Common Securities, in $____ million aggregate principal amount of the Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

     NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:



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                                  ARTICLE I
                                 DEFINITIONS

SECTION 1.1.      Definition of Terms.

     Unless the context otherwise requires:


     (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the following terms have the meanings given to them in the
Declaration:  (i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee;
(iv) Depositary; (v) Dissolution Tax Opinion; (vi) No Recognition Opinion;
(vii) Preferred Security Certificate; (viii) Pricing Agreement; (ix) Institutional Trustee; (x) Regular Trustees; (xi) Special Event; (xii) Tax Event; (xiii) Investment Company Event; and (xiv) Underwriting Agreement;

     (f) the following terms have the meanings given to them in this Section 1.1(f):

     "Additional Interest" shall have the meaning set forth in Section 2.5.

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Declaration" means the Amended and Restated Declaration of Trust of MCN Financing I, a Delaware statutory business trust, dated as of _________, 199_.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

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     "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

     "Global Debenture" shall have the meaning set forth in Section 2.4.

     "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

     "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4.

     "Optional Redemption Price" shall have the meaning set forth in Section
3.2.

     "Project Finance Indebtedness" means Indebtedness of a Subsidiary (other than a Utility and other than the Company) secured by a Lien on any property, acquired, constructed or improved by such Subsidiary after the date of execution of the Subordinated Debt Securities Indenture, which Lien is created or assumed contemporaneously with or within 120 days after such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement or on any property existing at the time of acquisition thereof; provided that such a Lien shall not apply to any property theretofore owned by any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located; and provided further that such Indebtedness by its terms shall limit the recourse of any holder of such Indebtedness (or trustee on such holder's behalf) in the event of any default in such Indebtedness to the assets subject to such Liens and the capital stock of the subsidiary issuing such Indebtedness. Notwithstanding the foregoing, Project Finance Indebtedness shall include all Indebtedness that would constitute Project finance Indebtedness but for the fact that such Indebtedness was issued prior to the execution of the Subordinated Debt Securities Indenture and taking into account the fact that the property subject to the Lien may have been acquired prior to the execution of the Subordinated Debt Securities Indenture.

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                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1. Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "___% Junior Subordinated Debentures due _____ ", limited in aggregate principal amount to $___ million (the "Debentures"), which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 303 of the Indenture.

SECTION 2.2. Maturity.  The Maturity Date will be ____________, _______.

SECTION 2.3. Form and Payment.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

Section 205 of the Indenture is hereby amended to read in its entirety as provided in the following Section 2.4:

SECTION 2.4. Global Debenture.

     (a) In connection with a Dissolution Event,

            (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver


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       the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

            (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

     (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by Global Debenture. In such event the Company will execute, and subject to Section 301 of the Indenture, the Trustee, upon receipt of an Officers Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized


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denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5. Interest.

     (a) Each Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date," commencing on __________, 199_), to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of
(i) Debentures of which the Institutional Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Institutional Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day but less than ______ business day before an Interest Payment Date.



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     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (c) If, at any time while the Institutional Trustee is the Holder of any Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                 ARTICLE III
                         REDEMPTION OF THE DEBENTURES

SECTION 3.1. Special Event Redemption.

     If a Special Event, whether a Tax Event or an Investment Company Event, has occurred and is continuing and:

            (a) the Company has received a Redemption Tax Opinion; or

            (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust; or

            (c) the Company has received an Investment Company Event Opinion, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60


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       days notice to the Holders of the Debentures to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2. Optional Redemption by Company.

     (a) Subject to the provisions of Section 3.2(b) and to the provisions of
Article XI of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after _________, ____, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption
(the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Holder of Debenture to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional


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Redemption Price by 10:00 a.m., New York time, on the date such Optional
Redemption Price is to be paid.

     (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.3. No Sinking Fund.

     The Debentures are not entitled to the benefit of any sinking fund.


                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1. Extension of Interest Payment Period.

     The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except

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at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2. Notice of Extension.

     (a) If the Institutional Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Institutional Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or
(ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

     (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3. Limitation of Transactions.

     If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock,


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(ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock or, (iii) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures and the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Security Guaranty).


                                  ARTICLE V
                                   EXPENSES

SECTION 5.1.  Payment of Expenses.


     In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

     (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

     (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and



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     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2 Payment Upon Resignation or Removal

     Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to this Section 5.2, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                  ARTICLE VI
                                SUBORDINATION

[SECTION 6. In addition to the provisions contained in Article Fourteen of the Indenture, for the purposes of this First Supplemental Indenture, Article Fourteen is amended to provide for the following provisions:

     [Provisions to follow]

SECTION 6.1. Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Section 601 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this
Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                                 ARTICLE  VII
                                   DEFAULT

SECTION 7.1.  Event of Default.


     For the purposes of this First Supplemental Indenture Article Five Section 501(4) of the Indenture is amended in its entirety to read as follows:

            (4) any event of Default under any series of Securities issued pursuant to the Indenture or any event of default, as defined in any other indenture, mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or a Subsidiary (whether such Indebtedness now exists or shall hereafter be created or incurred), but excluding Project Finance Indebtedness, shall occur and shall consist of default in the payment of such Indebtedness at the maturity thereof

       (after giving effect to any applicable grace period) or shall result in Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled within 10 days after written notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of at least 10% in aggregate principal amount of the Securities of that series at the time outstanding; provided that it shall not be an Event of Default if the principal amount of Indebtedness (other than Indebtedness represented by Securities issued pursuant to the Indenture) which is not paid at maturity or the maturity of which is accelerated is less than the amount equal to 1% of the Company's consolidated total assets (determined as of its most recent fiscal year-end); provided further, that it shall not be an Event of Default if the Indebtedness with respect to which such default has occurred is Indebtedness of Supply Development Group, Inc. or its Subsidiaries and the obligations of MCN and its Subsidiaries with respect to such Indebtedness (other than Supply Development Group, Inc. and its Subsidiaries) are no greater than the obligations of MCN pursuant to the Support Agreement of MCN Corporation made as of August 23, 1995, as amended on October 4, 1995 (the "Supply Development Agreement") among MCN, Supply Development Group, Inc. and certain of its Subsidiaries and does not obligate payments by the obligor under such agreement with respect to anything other than the payments specified in Paragraphs 3, 4 and 5 of the Supply Development Agreement (limiting for these purposes the term "Material Contracts" to the same general type of contracts for which MCN is obligated to make payments under the Supply Development Agreement); provided further that if, prior to a declaration of acceleration of the maturity of the Securities of that series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 503 of the Indenture, such default shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Securities of that series, and provided further, that, subject to Sections 601 and 602 of the Indenture, the Trustee shall not be charged with knowledge of any such default unless written notice of such default shall have been given to the Trustee by the company, by a holder or an agent of a holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default
       shall have occurred, or by the   Holders of at least five percent in
       aggregate principal amount of the Securities of that series at the time outstanding.


                                 ARTICLE VIII
                         COVENANT TO LIST ON EXCHANGE

SECTION 8.1. Listing on an Exchange.

     If the Debentures are to be issued as a Global Debenture in connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.


                                  ARTICLE IX
                              FORM OF DEBENTURE

SECTION 9.1. Form of Debenture.

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE

OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ____________________
$_______________________
CUSIP No. ______________



                                MCN CORPORATION

                       ___% JUNIOR SUBORDINATED DEBENTURE
                                      DUE _______

     MCN CORPORATION, a Michigan corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to, ______________ or registered assigns, the principal sum of _____________ Dollars ($___________)
on _________, ____, and to pay interest on said principal sum from
____________, 199__, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing ___________, 199__, at the rate of ___% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the
business day next preceding such Interest Payment Date.   [IF PURSUANT TO THE
PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A
GLOBAL Debenture -- which shall be the close of business on the ____ business day next preced-ing such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated
      ------------------------
                                        MCN CORPORATION


                                        By:
                                            -------------------------
                                        Name:
                                        Title


Attest:


By:
    --------------------------
Name:
Title:


                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.



                By NBD BANK                 By
                   --------------------        ------------------------
                   as Trustee               as Authentication Agent


                                      or


                By                          By
                   ---------------------       ------------------------
                   Authorized Signatory     Authorized Signatory



                         (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1994, duly executed and delivered between the Company and NBD Bank, N.A., as Trustee

(the "Trustee"), as supplemented by the First Supplemented Indenture dated as of _______, 199_, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to ______________, ______. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or
after ___________, ____   (an "Optional Redemption"), at a redemption price
equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

     If, at any time, a Special Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and either (a) (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event (as defined herein), there is more than a insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even after the Debentures were distributed to the Holders of Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered or (b) the Regular Trustee and the Company shall have received an opinion of an independent counsel experienced in such matter that, as a result of a Investment Company Event (as defined below), there is more than an insubstantial risk that MCN Financing I would be considered an "investment company" and would be required to be registered under the Investment Company Act of 1940, as amended (the
"1940 Act"), the Company shall have the right at any time, upon not less than
30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event; provided, however, that, if at that time there is available to the Company or the Trust
the opportunity to eliminate,   within such 90 day period, the Special Event by
taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the Holders of the Preferred Securities, the Company or the Trust will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Debentures while the Trust is pursuing any such Ministerial Action.

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) interest payable to the Trust on the Debentures would not be deductible by MCN for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after __________, 199_.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after __________, 199_.

     Any redemption pursuant to the occurrence of a Tax Event or an Investment Company Event (each as defined above a "Special Event") will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price.

If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debentureholder to be redeemed in accordance with its procedures.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall
(i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or other-

wise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     So long as the Company is not default in the payment of interest on the Debentures, the Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to such Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debenture. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amount then due, the Company may commence a new

Extended Interest Payment Period, subject to the above requirements.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City of ___________ and State of ____________ accompanied by a written instrument or ____________ instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets [If other covenants are applicable pursuant to the provisions of Section 301, insert here]. All such covenants and limitations are subject to a number of important qualifications and excep-tions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE X
                         ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1.  Original Issue of Debentures.

     Debentures in the aggregate principal amount of $___________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                  ARTICLE XI
                                MISCELLANEOUS

SECTION 10.1. Ratification of Indenture.

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2. Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.3. Governing Law.

     This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.4. Separability.

     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5. Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                        MCN CORPORATION


                                        By ________________________
                                        Name:
                                        Title:


[Seal]
Attest:


By:______________________


                                        NBD BANK
                                        as Trustee


                                        By ________________________
                                        Name:
                                        Title:

Attest:

By:___________________



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